UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 30, 2003

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization)	1-7627 (Commission File Number)	74-1895085 (I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 688-9600

ITEM 5.  OTHER EVENTS

        On March 30, 2003, Frontier Oil Corporation, a Wyoming corporation (“Frontier”), entered into an Agreement and Plan of Merger (the “Agreement”) with Holly Corporation, a Delaware corporation (“Holly”).

         Attached as exhibits hereto and incorporated herein by reference are (i) the press release announcing the proposed business combination as Exhibit 99.1, (ii) the Agreement as Exhibit 99.2, (iii) the form of Holly Holder Support Agreement entered into between Frontier and Holly’s directors and certain officers and stockholders of Holly identified on Schedule A thereto (the “Holly Holders”) as Exhibit 99.3, (iv) the form of Frontier Affiliate’s Support Agreement entered into between Holly and Frontier’s directors and certain officers of Frontier identified on Schedule A thereto (the “Frontier Holders”) as Exhibit 99.4, and (v) the form of Registration Rights Agreement entered into among Front Range Himalaya Corporation and the Holly Holders, and being entered into with the Frontier Holders, as Exhibit 99.5.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) - Not applicable.

(b) - Not applicable.

(c) - Exhibits.

Exhibit 99.1 -	News release dated March 31, 2003.
Exhibit 99.2 -	Agreement and Plan of Merger by and among Frontier Oil Corporation, Front Range Himalaya Corporation, Front Range Merger Corporation, Himalaya Merger Corporation and Holly Corporation, dated as of March 30, 2003.
Exhibit 99.3 -	Holly Holder Support Agreement.
Exhibit 99.4 -	Frontier Affiliate's Support Agreement
Exhibit 99.5 -	Registration Rights Agreement.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By:	/s/ Julie H. Edwards —————————————————— Julie H. Edwards Executive Vice President - Finance and Administration, Chief Financial Officer

Date:  April 1, 2003